Exhibit 99.4

REVOCABLE PROXY
BENEFICIAL MUTUAL BANCORP, INC.
YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.
To Vote by Telephone:
Call    Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m.,     , 2014.
To Vote by Internet:
Go to https://     prior to 3 a.m.,     , 2014.
Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.
Mark here if you plan to attend the meeting.
Mark here for address change.
Comments:
FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH
X PLEASE MARK VOTES AS IN THIS EXAMPLE
For Against Abstain
1. The approval of the Plan of Conversion and Reorganization.
For Against Abstain
2. An informational proposal regarding approval of a provision in Beneficial Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Beneficial Bancorp, Inc.’s articles of incorporation.
For Against Abstain
3. An informational proposal regarding approval of a provision in Beneficial Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Beneficial Bancorp, Inc.’s outstanding voting stock.
For Against Abstain
4. The approval of the $1.0 million contribution to The Beneficial Foundation.
For Against Abstain
5. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
Please be sure to date and sign this proxy card in the box below.
Date
Sign above Co-holder (if any) sign above
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

BENEFICIAL MUTUAL BANCORP, INC. - SPECIAL MEETING,     , 2014
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1. Call toll free 1-855-847-1317 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://     and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
(Continued, and to be marked, dated and signed, on the other side)
REVOCABLE PROXY
BENEFICIAL MUTUAL BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
    , 2014
    :    .m., local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Beneficial Mutual Bancorp, Inc., consisting of     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Beneficial Mutual Bancorp, Inc. which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on    , 2014, at    :        .m., local time, at      and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.
PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
6215

REVOCABLE PROXY
BENEFICIAL MUTUAL BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS     , 2014
    :         .M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Beneficial Mutual Bancorp, Inc., consisting of     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Beneficial Mutual Bancorp, Inc. which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on     , 2014, at     :         .m., local time, at      and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
Mark here if you plan to attend the meeting.
Mark here for address change.
Comments:
FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
X PLEASE MARK VOTES AS IN THIS EXAMPLE
For Against Abstain
1. The approval of the Plan of Conversion and Reorganization.
For Against Abstain
2. An informational proposal regarding approval of a provision in Beneficial Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Beneficial Bancorp, Inc.’s articles of incorporation.
For Against Abstain
3. An informational proposal regarding approval of a provision in Beneficial Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Beneficial Bancorp, Inc.’s outstanding voting stock.
For Against Abstain
4. The approval of the $1.0 million contribution to The Beneficial Foundation.
For Against Abstain
5. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
Please be sure to date and sign this proxy card in the box below.
Date
Sign above Co-holder (if any) sign above
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.
6215